UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): January 16, 2008
Critical Therapeutics, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-50767	04-3523569
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

60 Westview Street, Lexington, Massachusetts (Address of Principal Executive Offices)	02421 (Zip Code)
Registrant’s telephone number, including area code: (781) 402-5700
Not applicable
(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
Item 1.02 Termination of a Material Definitive Agreement
Item 9.01. Financial Statements and Exhibits
SIGNATURE
EXHIBIT INDEX
EX-99.1 Sublease by and between Microbia Precision Engineering, Inc.
EX-99.2 Agreement for Termination of Lease

Item 1.01 Entry into a Material Definitive Agreement.
On January 16, 2008, Critical Therapeutics, Inc. (the “Company”) entered into a Sublease (the “Sublease”) with Microbia Precision Engineering, Inc. (“Microbia”). The Sublease was entered into in connection with (i) the negotiated termination of the Lease, dated as of November 18, 2003, as amended by the First Amendment thereto dated as of July 23, 2004 (as amended, the “Original Lease”), between the Company and ARE — 60 WESTVIEW, LLC (“ARE”), as described in further detail in Item 1.02 below, and (ii) the negotiation of a new lease between ARE and Microbia for the same premises (the “New Prime Lease”). Pursuant to the terms of the Sublease, the Company will sublease from Microbia a portion of the current premises occupied by the Company at 60 Westview Street, Lexington, Massachusetts 02421 totaling approximately 11,298 square feet with a target commencement date of March 1, 2008 (the “Sublease Commencement Date”). The Sublease has an initial term of 12 months from the Sublease Commencement Date, and the Company will have the right to extend this initial term by an additional six months by giving Microbia written notice of its intention to do so at least 120 days before the expiration of the initial term. The Sublease provides for rent of $372,834 per year, payable in equal monthly installments of $31,069.50, and a cash security deposit of $40,000. In addition, the Company has agreed to sell to Microbia specified laboratory equipment and furniture located at 60 Westview Street. The Sublease includes customary provisions relating to indemnification, default and other matters, and is subject and subordinate to the New Prime Lease. The Sublease automatically terminates upon the termination of the Prime Lease for any reason.
The Sublease is filed as Exhibit 99.1 to this Current Report on Form 8-K, and the Company refers you to such exhibit for the complete terms of the Sublease, which are incorporated herein by reference.
Item 1.02 Termination of a Material Definitive Agreement.
On January 16, 2008, the Company entered into an Agreement for Termination of Lease and Voluntary Surrender of Premises (the “Lease Termination Agreement”) with ARE relating to the termination of the Original Lease. Pursuant to the terms of the Lease Termination Agreement, the Company will surrender possession of that portion of its current facility that is not subject to the Sublease described in Item 1.01 above no later than January 18, 2008 (the “Partial Surrender Date”), and the respective obligations of the Company and ARE under the Original Lease will terminate as of the day immediately preceding the commencement date under the New Prime Lease (the “Termination Date”), which is targeted to occur on March 1, 2008. During the period from the Partial Surrender Date to the Termination Date, the charges to the Company for utility costs will be reduced to 28.10% of the otherwise applicable charges for such costs under the Original Lease. In the event that the Termination Date has not occurred on or before February 29, 2008, then, commencing on March 1, 2008 and continuing through the Termination Date, the Company’s rent obligations under the Original Lease will be reduced to 28.10% of the rent otherwise payable under the Original Lease. The Original Lease provides for rent of $105,424.50 per month through March 2008 and $107,970.50 per month during the period from April 2008 to March 2009. The termination of the Original Lease pursuant to the Lease Termination Agreement is conditioned upon the commencement date under the New Prime Lease occurring on or before May 1, 2008 (as such date may be extended by force majeure delays or delays caused by Microbia), subject to ARE’s right to extend this date by 30 days.

The Lease Termination Agreement is filed as Exhibit 99.2 to this Current Report on Form 8-K, and the Company refers you to such exhibit for the complete terms of the Lease Termination Agreement, which are incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.
See Exhibit Index attached hereto.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CRITICAL THERAPEUTICS, INC.
By:	/s/ Frank E. Thomas
Frank E. Thomas
President and Chief Executive Officer

Date: January 18, 2008

EXHIBIT INDEX

Exhibit No.	Description

99.1	Sublease by and between Microbia Precision Engineering, Inc. and Critical Therapeutics, Inc., dated January 16, 2008.

99.2	Agreement for Termination of Lease and Voluntary Surrender of Premises by and between ARE — 60 WESTVIEW, LLC and Critical Therapeutics, Inc., dated January 16, 2008.